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                                 Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in each Prospectus constituting part of the Registration Statements on Forms S-3 (nos. 33-52241, 33-54007, 33-59703 and 333-17035), Form S-4 (no. 33-52245), and in the
Registration Statements on Form S-8 (nos. 2-96464 and 33-54429) of M.D.C. Holdings, Inc. of our report dated February 3, 1997 appearing on page F-2 of this Form 10-K.



/s/  Price Waterhouse
-------------------------------------
PRICE WATERHOUSE LLP

Denver, Colorado
February 3, 1997